EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235

PMC Commercial Trust Announces Third Quarter and Year-To-Date Results

PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	November 15, 2004

PMC Commercial Trust (AMEX: PCC) announced third quarter and year-to-date results today. For the three months ended September 30, 2004, net income was $3,148,000, or $0.29 per share, compared to $2,265,000, or $0.35 per share, for the three months ended September 30, 2003. Our income from continuing operations increased to $2,861,000 ($0.26 per share) during the three months ended September 30, 2004 from $1,893,000 ($0.29 per share) during the three months ended September 30, 2003.

For the nine months ended September 30, 2004, our net income increased to $20,977,000, or $2.12 per share, from $5,916,000, or $0.92 per share, for the nine months ended September 30, 2003 primarily as a result of the $11,593,000 extraordinary gain resulting from the merger with PMC Capital, Inc. (“PMC Capital”). Our income from continuing operations increased to $8,724,000 ($0.88 per share) during the nine months ended September 30, 2004 from $5,349,000 ($0.83 per share) during the nine months ended September 30, 2003.

As a result of the merger with PMC Capital on February 29, 2004, our assets under management increased resulting in both increased revenues and expenses. Revenue increases were primarily from an increase in other income resulting from increased prepayment fees and increased income from retained interests in transferred assets due to our 2003 securitization and the acquisition of $43.6 million of retained interests in transferred assets from PMC Capital as a result of the merger.

The increase in income from continuing operations during the three months ended September 30, 2004 is primarily due to the merger with PMC Capital. Our revenue increases were primarily from (i) our retained interests in transferred assets (approximately $1.5 million), (ii) increased other income (approximately $0.4 million) and (iii) increased interest income (approximately $0.7 million). Partially offsetting these increases in revenue were (i) increased overhead (comprised of salaries and related benefits, general and administrative and advisory and servicing fees expense) of approximately $1.0 million (upon merger with PMC Capital, we became self-managed) and (ii) realized losses from retained interests in transferred assets of approximately $0.6 million.

Dr. Andrew S. Rosemore, Chairman of the Board, stated, “We are pleased to report that our marketing initiatives have resulted in an increase in our backlog of unfunded loans to $36.1 million at the end of September from $26.4 million at June 30, 2004. Our portfolio continues its strong performance.”

PMC COMMERCIAL TRUST - Page 2	Earnings Press Release	November 15, 2004

The following tables contain comparative selected financial data as of September 30, 2004 and December 31, 2003 and for the three and nine months ended September 30, 2004 and 2003:

          FINANCIAL POSITION INFORMATION
          (Dollars in thousands)

	September 30,	December 31,	Increase
	2004	2003	(Decrease) %
Loans receivable, net	$118,649	$50,534	135%
Retained interests in transferred assets	$70,585	$30,798	129%
Real estate investments	$40,259	$43,339	(7%)
Total assets	$254,464	$131,736	93%
Notes and debentures payable	$64,562	$33,380	93%
Revolving credit facility	$12,500	$—	—
Total beneficiaries’ equity	$160,005	$92,091	74%
Shares outstanding	10,869	6,453	68%

PMC COMMERCIAL TRUST - Page 3	Earnings Press Release	November 15, 2004

RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Nine Months Ended September 30,			Three Months Ended September 30,
	2004	2003	Incr (Decr) %	2004	2003	Incr (Decr) %
Income:
Interest income	$5,705	$4,717	21%	$2,336	$1,670	40%
Lease income	4,235	4,162	2%	1,427	1,407	1%
Income from retained interests in transferred assets	5,974	2,045	192%	2,131	669	219%
Premium income	484	—	NA	334	—	NA
Other income	1,744	292	497%	614	193	218%

Total income	18,142	11,216	62%	6,842	3,939	74%

Expenses:
Interest expense	3,339	2,580	29%	1,221	868	41%
Advisory and servicing fees, net	292	1,365	(79%)	—	472	(100%)
Depreciation	1,405	1,350	4%	473	455	4%
Salaries and related benefits	2,375	—	NA	1,113	—	NA
General and administrative expenses	1,375	405	240%	519	151	244%
Impairment loss on asset acquired in liquidation	—	67	(100%)	—	—	NA
Realized losses on retained interests in transferred assets	717	—	NA	616	—	NA
Provision for (reduction of) loan losses	(208)	100	NA	(3)	100	NA

Total expenses	9,295	5,867	58%	3,939	2,046	93%

Income before income tax provision, minority interest, discontinued operations and extraordinary item	8,847	5,349	65%	2,903	1,893	53%
Income tax expense	(70)	—	NA	(19)	—	NA
Minority interest (preferred stock dividend of subsidiary)	(53)	—	NA	(23)	—	NA

Income from continuing operations	8,724	5,349	63%	2,861	1,893	51%
Discontinued operations	660	567	16%	287	372	(23%)

Income before extraordinary item	9,384	5,916	59%	3,148	2,265	39%
Extraordinary item: negative goodwill	11,593	—	NA	—	—	NA

Net income	$20,977	$5,916	255%	$3,148	$2,265	39%

Basic weighted average shares outstanding	9,887	6,447		10,857	6,449

Basic and diluted earnings per share:
Income from continuing operations	$0.88	$0.83	6%	$0.26	$0.29	(10%)
Discontinued operations	0.07	0.09	(22%)	0.03	0.06	(50%)
Extraordinary item	1.17	—	NA	—	—	NA

Net income	$2.12	$0.92	130%	$0.29	$0.35	(17%)

PMC COMMERCIAL TRUST - Page 4	Earnings Press Release	November 15, 2004

FUNDS FROM OPERATIONS (“FFO”) RECONCILIATION
 FFO (i) does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to make distributions, and (iii) should not be considered as an alternative to net income (as determined in accordance with GAAP) for purposes of evaluating our operating performance. We consider FFO to be an appropriate measure of the operating performance for a hybrid real estate investment trust (“REIT”) because it provides a relevant basis for comparison among REITs. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property and extraordinary items, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing our performance and is a measure that is presented quarterly to the Board of Trust Managers and is utilized in the determination of dividends to be paid to our shareholders. Our method of calculating FFO may be different from the methods used by other REITs and, accordingly, may not be directly comparable to such other REITs. Our formulation of FFO set forth below is consistent with the NAREIT White Paper definition of FFO.

A reconciliation of our FFO for the three and nine months ended September 30, 2004 and 2003 was as follows:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2004	2003	2004	2003
		(In thousands)
Net income	$20,977	$5,916	$3,148	$2,265
Deduct extraordinary gain	(11,593)	—	—	—
Add (deduct) losses (gains) on sale of real estate	136	(283)	354	(283)
Add depreciation	1,405	1,419	473	478

FFO	$10,925	$7,052	$3,975	$2,460

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.